Exhibit 23.6
                 PETROLEUM CONSULTANT'S CONSENT


     We consent to incorporation by reference in the Registration
Statement on Form S-8 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.


     PADDOCK LINDSTROM & ASSOCIATES LTD.
     Paddock Lindstrom & Associates Ltd.